CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and James M. Giallanza, Chief Financial Officer of Managed High Income Portfolio Inc. (the “Registrant”), each certify to the best of his or her knowledge that:

        1. The Registrant’s periodic report on Form N-CSR for the period ended February 29, 2004 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

        2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer Managed High Income Portfolio Inc.	Chief Financial Officer Managed High Income Portfolio Inc.

/s/ R. Jay Gerken R. Jay Gerken Date: November 10, 2004	/s/ James M. Giallanza James M. Giallanza Date: November 10, 2004

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.